Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our reports dated June 19, 2001, in the Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A No. 33-03164) of the Federated Income Securities Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 25, 2001